UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2019

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW Washington, DC 20005	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2019, Fannie Mae (formally, the Federal National Mortgage Association) filed a current report on Form 8-K with the Securities and Exchange Commission to report that Brian P. Brooks and Karin J. Kimbrough were elected to the Board of Directors of Fannie Mae on March 19, 2019 (the "Original Form 8-K"). At the time of the Original Form 8-K filing, the Board of Directors had not yet determined the committees on which Mr. Brooks and Ms. Kimbrough would serve.
Fannie Mae is filing this Amendment No. 1 to the Original Form 8-K to report that on April 4, 2019 its Board of Directors appointed Mr. Brooks to the Risk Policy and Capital Committee and Strategic Initiatives and Technology Committee and Ms. Kimbrough to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in each case effective as of that date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon Senior Vice President and Deputy General Counsel

Date: April 5, 2019